EXHIBIT 99.1

          CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Annual Report of Life Petroleum, Inc. (the "Company") on Form 10-KSB for the fiscal period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Bradley W. Cassel, Principal Executive and Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                        Life Petroleum, Inc.

May 29, 2003                            /s/ Bradley W. Cassel
                                        President and Principal Executive
                                        and Principal Accounting Officer